Exhibit 99.4 - Aggregate Statement of Principal and Interest Distributions to Certificateholders as of December 31, 2005
Lehman XS Trust
Mortgage Pass-Through Certificates
Series 2005-5N
Beginning Principal Interest Ending
Class Balance Distributed Distributed Balance
1-A1 $501,079,000.00 $17,572,043.12 3,500,428.47 483,506,956.88
1-A2 $183,729,000.00 $6,443,083.64 1,300,819.34 177,285,916.36
1-A3 $70,986,000.00 $2,489,366.05 510,398.84 68,496,633.95
2-A1 $350,000,000.00 $2,010,698.20 2,488,877.53 347,989,301.80
2-A2 $31,038,000.00 $178,308.72 224,342.47 30,859,691.28
3-A1A $800,575,000.00 $15,547,083.67 5,606,138.41 785,027,916.33
3-A1B $100,000,000.00 $1,941,989.66 704,317.54 98,058,010.34
3-A2 $330,211,000.00 $6,412,663.45 2,343,567.35 323,798,336.55
3-A3A $48,560,000.00 $2,477,629.24 328,984.34 46,082,370.76
3-A3B $43,068,000.00 $0.00 309,205.81 43,068,000.00
3-A3C $35,954,000.00 $0.00 264,392.98 35,954,000.00
M1 $99,256,000.00 $0.00 714,177.93 99,256,000.00
M2 $60,656,000.00 $0.00 460,448.54 60,656,000.00
M3 $48,249,000.00 $0.00 393,003.18 48,249,000.00
M4 $37,225,000.00 $0.00 347,413.94 37,225,000.00
X $16,542,955.71 $0.00 2,467,288.26 19,299,902.68
R $0.00 $0.00 0.00 0.00